EXHIBIT 10.79

LOAN AND SECURITY AGREEMENT#: 0504010

MERRILL LYNCH CAPITAL, A DIVISION OF

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (the “Agreement”) is made as of the 24th day of June, 2004, by and between MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., its successors and assigns (“Lender”), and WINCUP HOLDINGS, INC. (“Borrower”).

Borrower is desirous of obtaining a loan from Lender and Lender is willing to make the loan to Borrower upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Advance of Loan.

(a) On the terms and conditions hereinafter set forth, the parties agree that Lender shall lend to Borrower certain sums (the “Loan”) on the terms specified pursuant to that certain Commitment Letter dated June 14, 2004 (the “Commitment Letter”; which is incorporated herein by reference). Time is of the essence.

(b) The obligation to repay the Loan hereunder shall be evidenced by one or more promissory notes payable by Borrower to the order of Lender in substantially the form attached hereto as Exhibit No. 1 (hereinafter collectively referred to as the “Promissory Note”). The Promissory Note shall bear interest, be payable and mature as set forth in Exhibit No. 1.

(c) The obligation of Lender to make the Loan herein shall expire on the date specified in the Commitment Letter, provided, however, that such obligation shall terminate (at Lender’s option) upon the occurrence of any Default (as such term is hereinafter defined) or of any event which, with the giving of notice or lapse of time, or both, would become a Default hereunder.

2. Security. As security for the payment as and when due of the indebtedness of Borrower to Lender hereunder and under Borrower’s Promissory Note (and any renewals, extensions and modifications thereof) (the “Loan Documents”) and under any other agreement or instrument, both now in existence and hereafter created (as the same may be renewed, extended or modified), and the performance as and when due of all other obligations of Borrower to Lender, both now in existence and hereafter created (as the same may be renewed, extended or modified) (the “Obligations”), Borrower hereby grants to Lender a purchase money security interest in the items of equipment (the “Equipment”) described on the collateral schedule(s) in substantially the form attached hereto as Exhibit No. 2 (hereinafter collectively referred to as the “Collateral Schedule”) now or hereafter executed in connection with the Promissory Note, and all replacements, substitutions and alternatives therefor and thereof and accessions thereto and all proceeds (cash and non-cash), including the proceeds of all insurance policies, thereof (the “Collateral”). Borrower agrees that with respect to the Collateral Lender shall have all of the rights and remedies of a secured party under the Illinois Uniform Commercial Code (the “UCC”). Borrower hereby authorizes Lender to file UCC statements describing the Collateral. Without Lender’s prior written consent, Borrower agrees not to file any corrective or termination statements or partial releases with respect to any UCC statements filed by Lender pursuant to this Agreement.

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3. Conditions Precedent to Lender’s Obligation. The obligation of Lender to make the Loan as set forth in Section 1 hereof is expressly conditioned upon compliance by Borrower, to the reasonable satisfaction of Lender and its counsel, of the following conditions precedent:

(a) Concurrently with the execution hereof, or on or prior to the date on which Lender is to advance the Loan hereunder, Borrower shall cause to be provided to Lender the following:

(1) Resolutions of the [Board of Directors/ managing body] or validly authorized Executive Committee of Borrower, certified by the Secretary or an Assistant Secretary of Borrower, duly authorizing the borrowing of funds hereunder and the execution, delivery and performance of this Agreement and all related instruments and documents (the “Loan Documents”).

(2) An opinion of counsel for Borrower satisfactory as to form and substance to Lender, as to each of the matters set forth in sub-parts (a) through (e) of Section 4 hereof and as to such other matters as Lender may reasonably request.

(3) An Agreement of Guaranty in substantially the form attached hereto as Exhibit No. 3 (hereinafter referred to as the “Guaranty”) duly executed by or on behalf of RADNOR HOLDINGS CORPORATION (hereinafter referred to as “Guarantor”).

(4) Resolutions of the Board of Directors or validly authorized Executive Committee of Guarantor, certified by the Secretary or an Assistant Secretary of Guarantor, duly authorizing the undertaking to guarantee Borrower’s obligations hereunder and the execution, delivery and performance of the Guaranty.

(5) An opinion of counsel for Guarantor satisfactory as to form and substance to Lender, as to each of the matters set forth in sub-parts (a), (b), (d) and (e) of Section 4 of the Guaranty and as to such other matters as Lender reasonably may request.

(b) On each date on which Lender is to advance funds hereunder,

(1) Borrower shall cause to be provided to Lender the following:

a. A certificate executed by the Secretary or an Assistant Secretary of Borrower, certifying that the representations and warranties of Borrower contained herein remain true and correct as of such date, and that no Default or event which, with the giving of notice or the lapse of time, or both, would become a Default hereunder, has then occurred.

b. Evidence satisfactory to Lender as to due compliance with the insurance provisions of Section 5(f) hereof.

c. A Promissory Note in the amount of the Loan to be advanced on such date, duly executed on behalf of Borrower, pursuant to Section 1 hereof.

d. Photocopies of the invoice(s) or other evidence reasonably satisfactory to Lender and its counsel, related to the acquisition cost of the Collateral to which such advance of the Loan relates.

e. A Collateral Schedule describing the Collateral to which such advance of the Loan relates.

(2) Such filings shall have been made and other actions taken as reasonably may be required by Lender and its counsel to perfect a valid, first priority purchase money security interest granted by Borrower to Lender with respect to the Collateral.

(3) No Default or event which, with the giving of notice or lapse of time, or both, would become a Default hereunder, shall have occurred.

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4. Representations and Warranties. Borrower hereby represents and warrants that:

(a) Borrower has the form of business organization, and is and will remain duly organized and validly existing in good standing under the laws of the jurisdiction, specified below the signature of Borrower; and is duly qualified and authorized to transact business and is in good standing wherever necessary to perform its obligations under the Loan Documents, including each jurisdiction in which the Collateral is to be located.

(b) Borrower has the requisite power and authority to own or hold under lease its properties and to enter into and perform its obligations hereunder; and the borrowing hereunder by Borrower from Lender, the execution, delivery and performance of the Loan Documents, (1) have been duly authorized by all necessary action consistent with Borrower’s form of organization; (2) do not require any approval or consent of any stockholder, member, partner, trustee or holders of any indebtedness or obligations of Borrower except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Borrower, or the organizational documents of Borrower, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Borrower under any agreement to which Borrower is a party or by which it or its property is bound, other than pursuant to the Loan Documents.

(c) Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of any of the transactions by Borrower contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency, except as provided herein.

(d) This Agreement constitutes, and all other Loan Documents when entered into will constitute, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein and therein.

(e) There are no pending or threatened actions or proceedings to which Borrower is a party, and there are no other pending or threatened actions or proceedings of which Borrower has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Borrower, or (2) a material impairment of the ability of Borrower to perform its obligations under or to remain in compliance with the Loan Documents. Further, Borrower is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have the same such effect.

(f) Under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures.

(g) Upon payment in full of the acquisition cost of the Equipment, Borrower will have good and marketable title to the Equipment, free and clear of all liens and encumbrances (excepting only the lien of Lender). Upon the last to occur of: (1) delivery of an item of Equipment, (2) payment to the vendor of the acquisition cost of such item of the Equipment, (3) advance by Lender to Borrower of the Loan relating to such item of the Equipment, and (4) filing in the appropriate public offices of Uniform Commercial Code financing statements or statements of amendment naming Borrower as debtor, and Lender as secured party, and describing such item of the Equipment, Lender will have a valid, perfected, first priority purchase money security interest in such item of the Equipment.

(h) The financial statements of Borrower (copies of which have been furnished to Lender) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Borrower’s financial condition and the results of Borrower’s operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

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(i) Borrower has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of Borrower, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by Borrower and adequate reserves therefor have been established as required under GAAP. To the extent Borrower believes it advisable to do so, Borrower has set up reserves which are believed by Borrower to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

(j) Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject and the violation of which would have a material adverse effect on the conduct of its business, and Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.

(k) None of the proceeds of the Loan will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any “margin security” within the meaning of Regulation G (12 CFR Part 207), or “margin stock” within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”) or for any other purpose which might make the transactions contemplated herein a “purpose credit” within the meaning of Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

(l) The legal name, jurisdiction of organization, Federal Employer Identification Number and Organizational Number of Borrower, specified on the signature page hereof, are true and correct. Within the previous six years, Borrower has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lender in writing.

5. Covenants of Borrower. Borrower covenants and agrees as follows:

(a) The proceeds of the Loan will be used exclusively for business or commercial purposes to finance the acquisition of the Equipment.

(b) Borrower shall use the Collateral solely in the Continental United States and in the conduct of its business and in a careful and proper manner; shall not permanently discontinue use of the Equipment; and shall provide written notice to Lender not less than thirty (30) days after any change of the location of any item of the Collateral (or the location of the principal garage of any item of the Collateral, to the extent that such item is mobile equipment) as specified on the applicable Collateral Schedule. Borrower shall maintain, use or operate the Equipment in compliance with Applicable Law

(c) Borrower shall not dispose of or further encumber its interest in the Collateral without the prior written consent of Lender.

(d) Borrower, at its own expense, will pay or cause to be paid all taxes and fees relating to the ownership and use of the Equipment and will keep and maintain, or cause to be kept and maintained, the Equipment in accordance with the manufacturer’s recommended specifications, and in as good operating condition as on the date of execution hereof (or on the date on which acquired, if such date is subsequent to the date of execution hereof), ordinary wear and tear resulting from proper use thereof alone excepted, and will provide all maintenance and service and make all repairs necessary for such purpose. In addition, if any parts or accessories forming part of the Equipment shall from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Borrower, at its own expense, will within a reasonable time replace such parts or accessories or cause the same to be replaced, with replacement parts or accessories which are free and clear of all liens, encumbrances or rights of others and have a value and utility at least equal to the parts or accessories replaced. All accessories, parts and replacements for or which are added to or become attached to the Equipment shall immediately be deemed incorporated in the Equipment and subject to the security interest granted by Borrower herein. Upon reasonable advance notice, Lender shall have the right to inspect the Equipment and all maintenance records thereto, if any, at any reasonable time.

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(e) The parties intend that the Equipment shall remain personal property, notwithstanding the manner in which it may be affixed to any real property, and Borrower shall use reasonable efforts to obtain and deliver to Lender (to be recorded at Borrower’s expense) from the landlord on the property (the “Premises”) where the Equipment is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment. Borrower shall maintain the Equipment free from all claims, liens and legal processes of creditors of Borrower other than liens (1) for fees, taxes, or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein); (2) liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by Borrower in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such contest does not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein); and (3) liens arising out of any judgments or awards against Borrower which have been adequately bonded to protect Lender’s interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review. Borrower shall notify Lender immediately upon receipt of notice of any lien, attachment or judicial proceeding affecting the Equipment in whole or in part.

(f) At its own expense, Borrower shall keep the Equipment or cause it to be kept insured against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for the full replacement value thereof. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lender. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied, at Lender’s option, (x) toward the replacement, restoration or repair of the Equipment which may be lost, stolen, destroyed or damaged, or (y) toward payment of the balance outstanding on the Promissory Note or the Obligations. In addition, Borrower shall also carry public liability insurance, both personal injury and property damage. All insurance required hereunder shall be in form and amount and with companies satisfactory to Lender. Borrower shall pay or cause to be paid the premiums therefor and deliver to Lender evidence satisfactory to Lender of such insurance coverage. Borrower shall cause to be provided to Lender, prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lender of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Lender, that (1) it will give Lender thirty (30) days’ prior written notice of the effective date of any material alteration or cancellation of such policy; and (2) insurance as to the interest of any named loss payee other than Borrower shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Borrower with respect to such policy or policies.

(g) Borrower shall promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder; including, without limitation, the execution and delivery of any document reasonably required, and payment of all necessary costs to record such documents (including payment of any documentary or stamp tax), to perfect and maintain perfected the security interest granted under this Agreement.

(h) Borrower shall provide written notice to Lender: (1) not less than thirty (30) days prior to any contemplated change in the name, the jurisdiction of organization, or address of the chief executive office, of Borrower or of Borrower’s organizational structure such that a filed financing statement would become seriously misleading (within the meaning of the UCC); and (2) promptly upon the occurrence of any event which constitutes a Default (as hereinafter defined) hereunder or which, with the giving of notice, lapse of time or both, would constitute a Default hereunder.

(i) Guarantor shall furnish Lender (1) within ninety (90) days after the end of each fiscal year of Guarantor, its balance sheet as at the end of such year, and the related statement of income and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Guarantor and reasonably acceptable to Lender; (2) within forty-five (45) days after the end of each quarter (other than the fourth quarter) of Guarantor’s fiscal year, its balance sheet as at the end of such quarter and the related statement of income and statement of changes in financial position for such quarter, prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all reports, forms and other filings required to be made by Borrower to the Securities and Exchange Commission, if any.

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(j) Borrower shall provide written notice to Lender of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) involving Borrower as a debtor.

(k) Borrower shall indemnify (on an after-tax basis) and defend Lender, its successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral (other than such as may result from the gross negligence or willful misconduct of Lender, its successors and assigns, and their respective directors, officers and employees). The obligations of Borrower under this Section 5(m) shall survive the expiration of the term of this Agreement.

6. Default. A default shall be deemed to have occurred hereunder (“Default”) upon the occurrence of any of the following: (a) non-payment of an installment of principal and/or interest due under the Promissory Note which continues for a period of ten (10) days after the applicable payment date; (b) non-payment of any other Obligation within ten (10) days after it is due; (c) failure to obtain, maintain and comply with all of the insurance coverages required under this Agreement; (d) any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Agreement; (e) a payment or other default by Borrower under any loan, lease, guaranty or other financial obligation to Lender or its affiliates which default entitles the other party to such obligation to exercise remedies; (f) a payment or other default by Borrower under its senior credit facility if any debt under such facility is accelerated; (g) a material inaccuracy in any representation or breach of warranty by Borrower (including any material false or misleading representation or warranty) in any financial statement or Loan Document, including any omission of any substantial contingent or unliquidated liability or claim against Borrower; (h) the failure by Borrower generally to pay its debts as they become due or its admission in writing of its inability to pay the same, or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Borrower or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Agreement or any other Loan Document in any such proceeding; (i) Borrower shall (1) enter into any transaction of merger or consolidation where Borrower or an affiliate is not the surviving entity (such actions being referred to as an “Event”), unless the surviving entity is organized and existing under the Laws of the United States or any state, and prior to such Event: (A) such Person executes and delivers to Lender (x) an agreement satisfactory to Lender, in its reasonable discretion, containing such Person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Borrower’s obligations having previously arisen, or then or thereafter arising, under any and all of the Loan Documents, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lender; and (B) Lender is satisfied as to the creditworthiness of such Person (and Lender shall be deemed to be so satisfied so long as the financial condition of such Person is at least equal to the financial condition of the Borrower on the date hereof), and as to such Person’s conformance to the other standard criteria then used by Lender when approving transactions similar to the transactions contemplated in this Agreement; (2) cease to do business as a going concern, liquidate, or dissolve; or (3) sell, transfer, or otherwise dispose of all or substantially all of its assets or property; (j) if Borrower is privately held and more than fifty-one percent (51%) of Borrower’s voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not retained by the present holders or their affiliates (unless as a result of an initial public offering or unless Borrower shall have provided thirty (30) days’ prior written notice to Lender of the proposed disposition and Lender shall have consented thereto in writing, which consent shall not be unreasonably withheld); (k) if Borrower is a publicly held corporation and effective control of Borrower’s voting capital stock issued and outstanding from time to time changes with the result that a majority of the members of the Board of Directors of the Borrower are changed, unless Lender is satisfied as to the creditworthiness of Borrower and as to Borrower’s conformance to the other standard criteria then used by Lender for such purpose immediately thereafter; (l) there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Agreement; (m) failure to satisfy the requirements of any financial covenants set forth in this Agreement; or (n) breach by Borrower of any other covenant, condition or agreement (other than those in items (a)-(m)) under this Agreement or any of the other Loan Documents that continues for thirty (30) days after Lender’s written notice to Borrower (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period).

The occurrence of a Default with respect to any Promissory Note shall, at the sole discretion of Lender (as set forth in a written declaration to Borrower), constitute a Default with respect to any or all of the other Promissory Notes. Notwithstanding anything to the contrary set forth herein, Lender or its assignee(s) (as applicable) may exercise all rights and remedies hereunder or under a Promissory Note independently with respect to each Promissory Note and/or with respect to the Collateral collateralizing such Promissory Note.

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7. Remedies. Upon the occurrence of a Default hereunder, Lender may, at its option, declare this Agreement to be in default with respect to any or all of the Promissory Notes, and at any time thereafter may do any one or more of the following, all of which are hereby authorized by Borrower:

(a) Exercise any and all rights and remedies of a secured party under the UCC in effect in the State of Illinois at the date of this Agreement and in addition to those rights, at its sole discretion, may require Borrower (at Borrower’s sole expense) to forward promptly any or all of the Collateral to Lender at such location as shall reasonably be required by Lender, or enter upon the premises where any such Collateral is located (without obligation for rent) and take immediate possession of and remove the Collateral by summary proceedings or otherwise, all without liability from Lender to Borrower for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

(b) Subject to any right of Borrower to redeem the Collateral, sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale with notice to Borrower (the parties agreeing that ten (10) days’ prior written notice shall constitute adequate notice of such sale) at such price as it may deem best, for cash, credit, or otherwise, with the right of Lender to purchase and apply the proceeds:

First, to the payment of all expenses and charges, including the expenses of any sale, lease or other disposition, the expenses of any taking, attorneys’ fees, court costs and any other expenses incurred or advances made by Lender in the protection of its rights or the pursuance of its remedies, and to provide adequate indemnity to Lender against all taxes and liens which by law have, or may have, priority over the rights of Lender to the monies so received by Lender;

Second, to the payment of the Obligations; and

Third, to the payment of any surplus thereafter remaining to Borrower or to whosoever may be entitled thereto;

and in the event that the proceeds are insufficient to pay the amounts specified in clauses “First” and “Second” above, Lender may collect such deficiency from Borrower.

(c) Lender may exercise any other right or remedy available to it under this Agreement, the Promissory Note, any guaranty hereof or Applicable Law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement in whole or in part.

In addition, Borrower shall be liable for any and all unpaid additional sums due hereunder or under the Promissory Note, before, after or during the exercise of any of the foregoing remedies; for all reasonable legal fees and other reasonable costs and expenses incurred by reason of any default or of the exercise of Lender’s remedies with respect thereto. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. Borrower hereby waives any and all existing or future claims to any offset against the sums due hereunder or under the Promissory Note and agrees to make the payments regardless of any offset or claim which may be asserted by Borrower or on its behalf in connection with this Agreement.

The failure of Lender to exercise, or delay in the exercise of, the rights granted hereunder upon any Default by Borrower shall not constitute a waiver of any such right upon the continuation or recurrence of any such Default. Lender may take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

8. Notices. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, sent by overnight courier service, sent by facsimile telecopier, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such parties or at such other addresses as such parties shall from time to time designate in writing to the other parties; and shall be effective from the date of receipt.

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9. Lender’s Right to Perform for Borrower. If Borrower fails to perform or comply with any of its agreements contained herein, Lender shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any out-of-pocket expenses and other reasonable expenses of Lender thereby incurred, together with interest thereon at the Late Charge Rate (as defined in the Promissory Note), shall be due and payable by Borrower upon demand.

Borrower hereby irrevocably authorizes Lender to file UCC statements in connection with the Collateral, and further appoints Lender as Borrower’s attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Lender any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Lender, including, without limitation, real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 5(f) hereof, but only to the extent that the same relates to the Collateral.

10. Successors and Assigns. This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the successors of Borrower. The rights and obligations of Borrower under this Agreement may not be assigned or delegated. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations hereunder, in the Promissory Notes, in the Collateral and/or the Obligations held by it to others at any time and from time to time; and Lender may disclose to any such purchaser, assignee, transferee or participant (the “Participant”), or potential Participant, this Agreement and all information, reports, financial statements and documents executed or obtained in connection with this Agreement which Lender now or hereafter may have relating to the Loan, Borrower, or the business of Borrower. Borrower hereby grants to any Participant all liens, rights and remedies of Lender under the provisions of this Agreement or any other documents relating hereto or under applicable laws. Borrower agrees that any Participant may enforce such liens and exercise such rights and remedies in the same manner as if such Participant were Lender and a direct creditor of Borrower.

11. ILLINOIS LAW GOVERNS. THIS AGREEMENT AND ALL OTHER RELATED INSTRUMENTS AND DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EXCEPT WITH RESPECT TO THE ENFORCEMENT OF A SECURITY INTEREST IN COLLATERAL WHICH MAY BE GOVERNED BY THE LAW OF THE JURISDICTION WHERE THE COLLATERAL IS LOCATED.

The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in Cook County, Illinois, and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of Illinois.

BORROWER AND LENDER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE PROMISSORY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY AUTHORIZES THE OTHER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER AND BORROWER AND LENDER HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE PROMISSORY NOTE AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

12. Miscellaneous. This Agreement, the other Loan Documents, and the Commitment Letter, constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except by a document in writing executed by both parties.

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LOAN AND SECURITY AGREEMENT#: 0504010

All representations, warranties, and covenants of Borrower contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until the Obligations are satisfied in full.

Any provision of this Agreement or of any instrument or document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Neither Customer nor any shareholder or other Person that controls Customer is (i) an executive officer or director of Merrill Lynch & Co., Inc. or any of its subsidiaries, or (ii) a holder of more than 10% of any class of voting securities of Merrill Lynch & Co., Inc. or any of its subsidiaries. For purposes of this representation, “control” means the power to vote 25% or more of any class of voting securities; the ability to control the election of a majority of directors; or the power to exercise a controlling influence over management policies.

Except for employees of MLC, Merrill Lynch, Pierce, Fenner & Smith Financial Consultant (“MLPF&S”) or one of their affiliates or as described in writing by Customer to MLC, Customer has not in connection with the transactions contemplated hereby directly or indirectly engaged or dealt with, and was not introduced or referred to MLC by, any broker or other loan arranger.

Except upon the prior consent of MLC, no Credit Party will directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release, the name, logo or any trademark of MLC, MLPF&S, Merrill Lynch and Co., Inc. or any of their affiliates; provided, however, MLC hereby consents to any filing with the SEC or similar regulatory body and the disclosure of the existence and terms of this facility.

13. Definitions and Rules of Construction. (a) The following terms when used in this Agreement or in the other Loan Documents have the following meanings: (1) “Applicable Law” or “Law”: any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any Governmental Authority; (2) “UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code; (3) “Governmental Authority”: any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; and (4) “Person”: any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lender or Borrower. (b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) “herein,” “hereof,” “hereunder,” etc.: in, of, under, etc. this Loan or such other Loan Documents in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) “including”: means including without limitation unless such term is followed by the words “and limited to,” or similar words; and (3) “or”: at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. Any Loan Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lender or Borrower shall include their successors and permitted assigns. Any reference to an Applicable Law shall also mean such Law as amended, superseded or replaced from time to time.

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Loan and Security Agreement v1	Page 9 of 10

LOAN AND SECURITY AGREEMENT#: 0504010

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. Lender		WINCUP HOLDINGS, INC. Borrower

By:	/s/ Steve Coley	By:	/s/ Paul D. Ridder
Name:	Steve Coley	Name:	Paul D. Ridder
Title:	VP Group Credit Manager	Title:	Vice President, Corporate Controller

222 North LaSalle Street 16th Floor Chicago, Illinois 60601		Three Radnor Corporate Center Suite 300 Radnor, Pennsylvania 19087

Facsimile: 312-750-6150		Facsimile: 610-995-2697

Form of Organization: Corporation

Jurisdiction of Organization : Delaware

Organizational No.: DE-2278238

Federal Employer Identification No.: 86-0699193

Loan and Security Agreement v1	Page 10 of 10

LOAN AND SECURITY AGREEMENT#: 0504010-

INSURANCE RIDER

Insurance Rider to the Loan and Security Agreement dated as of June 24, 2004 (collectively, the “Agreement”) between MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. (“MLC”) and WINCUP HOLDINGS, INC. (“Borrower”). Capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement. In furtherance of the requirements set forth in the Loan Agreement, Customer shall during the term of the Loan Agreement obtain and maintain, at its expense, minimum insurance on and related to the Collateral as set forth below, from insurers having a minimum A.M. Best rating of A-VII:

1. PHYSICAL DAMAGE: All risk or special form property insurance including Boiler and Machinery coverage where applicable, (including electrical malfunction and mechanical breakdown) insuring the Collateral against physical loss or damage from perils including but not limited to fire and extended coverage, windstorm, collapse, flood, and earth movement. Coverage shall be written for the original loan amount, or the insured amount set forth below. Such insurance policy shall contain an endorsement waiving any coinsurance requirement, and shall reflect the following deductible and minimum insured amounts:

Deductible:	$250,000 or lower per occurrence
Insured Amount :	$20,000,000

2. LOSS PAYEE: Such all risk/special form property insurance shall name MLC as the sole loss payee as its interest may appear. In addition, the interest of MLC in such policy shall not be invalidated by any action or inaction of Customer or any other person, and shall insure MLC regardless of any breach or violation by Customer or any other person, of any warranties, declarations or conditions of such policy.

3. BUSINESS INTERRUPTION: Business Interruption insurance, including Extra Expense, is included in the total Insured Amount listed in Item 1. Contingent Business Interruption coverage in the amount of $500,000:

4. WORKERS’ COMPENSATION/ EMPLOYER’S LIABILITY: Workers’ Compensation insurance in accordance with statutory provisions and employer’s liability. Such coverage shall not contain any occupational disease exclusions. All such insurance will be compulsory and not elective. Any deductible contained under the policy will be disclosed to MLC, and the liability limit under such policy shall be as follows:

Liability Limit:	$1,000,000 each accident
$1,000,000 disease – each employee
$1,000,000 disease – policy limit

5. AUTO LIABILITY: Occurrence form coverage, including coverage for pollution insurance (as appropriate) covering all owned, rented, non-owned and hired vehicles and/or trailers, reflecting the following deductible and minimum liability limits:

Liability Deductible:	$5,000 per occurrence
Liability Limit:	$1,000,000 or greater for bodily injury and property damage (combined single limit)

6. GENERAL LIABILITY: Occurrence form coverage written on the standard ISO Form CG 00 01 (7/98) or its equivalent, including but not limited to Blanket Contractual Liability. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable by law, and shall reflect the following deductible and minimum liability limits:

Deductible:	$5,000 or lower per occurrence
Liability Limit:	$1,000,000 or greater for bodily injury and property damage (combined single limit)

7. EXCESS OR UMBRELLA LIABILITY: Excess or Umbrella Liability insurance written on an occurrence basis providing coverage on a follow form basis in excess of the insurance limits required in Employer’s Liability, Automobile Liability, and General Liability sections above, and the liability limit under such policy shall be as follows:

Liability Limit:	$9,000,000 or greater per occurrence

8. ADDITIONAL INSURED: MLC must be named as additional insured on any Liability coverages.

9. MISCELLANEOUS COVERAGE: Other insurance in such amounts as may from time to time be reasonably required by MLC, including but not limited to Boom and Overload, Liquor Liability, Environmental Liability and Professional Liability.

10. NOTICE OF CANCELLATION: If any insurance is canceled for any reason whatsoever, including nonpayment of premium, or any material changes are made in the coverage which affect the interests of MLC, such cancellation or change shall not be effective as to MLC until 30 days (except for non-payment of premium which shall not be effective as to MLC until 10 days) after receipt by MLC of written notice sent by registered mail from such insurer.

Insurance Rider v1	Page 1 of 2

LOAN AND SECURITY AGREEMENT#: 0504010-

INSURANCE AGENT	LOSS PAYEE AND ADDITIONAL INSURED:

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., its Successors and Assigns 222 North LaSalle Street, Suite 1600 Chicago, IL. 60601 (312) 499-3300
Name

Mailing Address

City, State, Zip

Telephone

LOAN

Insurance Rider v1	Page 2 of 2

LOAN AND SECURITY AGREEMENT#: 0504010-

MERRILL LYNCH CAPITAL, A DIVISION OF

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

EXHIBIT NO. 1

PROMISSORY NOTE NO.

$	Chicago, Illinois , 200

FOR VALUE RECEIVED, WINCUP HOLDINGS, INC. (the “Borrower”) hereby promises to pay to the order of MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. (“Lender”) in lawful money of the United States of America and in immediately available funds the principal amount of $                    , or so much thereof as may then be advanced and outstanding hereunder (the total of all such advances outstanding at the time of determination being hereinafter referred to as the “Principal Sum”), together with interest on the Principal Sum outstanding from time to time at the Interest Rate. Interest shall be computed on the basis of a 360-day year, 30 day month.

As used herein, “Interest Rate” shall mean                      percent per annum.

This Note is issued pursuant to a Loan and Security Agreement dated as of June 24th, 2004 (the “Agreement”), between the Borrower and Lender. Capitalized terms used herein without definition shall have the meaning given them in the Agreement.

Principal and interest due hereunder shall be payable as follows:

(a) Interest only shall be payable on the Principal Sum for the period from the date of execution of this Note to             , 200    ; payable on the first day of the following calendar month; at the Interest Rate.

(b) Sixty (60) consecutive monthly installments of principal and interest, each in the principal amount of $                     payable in arrears on the first day of each calendar month during the term hereof, commencing             , 200    .

(c) Interest on any overdue payment shall be due and payable at the rate of the Interest Rate plus two (2) percent per annum until paid (the “Late Charge Rate”).

This Note may not be prepaid prior to             , 200    . Thereafter, this Note may be prepaid by Borrower in whole on an installment due date, after giving thirty (30) days’ prior written notice to Lender of its intention to make such prepayment, by paying, in addition to such prepayment, all interest accrued to the date of such payment accompanied by a Prepayment Premium. The Prepayment Premium shall be calculated as the following specified percentage of the Principal Sum:

Promissory Note v1

LOAN AND SECURITY AGREEMENT#: 0504010-

Prepayment On Installment Number	Percentage
13 - 24	3.0%
25-36	2.0%
37-48	0.5%
Thereafter	0.0%

In the event of the declaration by Lender of a Default under the Agreement, then this Note shall be in default and the balance of the principal sum then due hereunder, together with all accrued interest thereon, immediately shall become due and payable without further notice, such further notice being expressly waived, and the Borrower shall be liable to the holder hereof for reasonable attorney’s fees and costs of suit.

The Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

The remedies of Lender as provided herein and in the Agreement shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Note or the Agreement, in no event shall this Note or the Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or the Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event: (a) the provisions of this paragraph shall govern and control, (b) neither the Borrower nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall either be applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of Lender, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by Lender in connection with such Obligations; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lender to receive a greater interest per annum rate than is presently allowed by law, the Borrower agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest rate per annum allowed by the amended state law or the law of the United States of America (but not in excess of the Interest Rate provided for herein).

THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS NOTE. BORROWER AUTHORIZES LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BORROWER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY

Promissory Note v1	Page 2 of 3

LOAN AND SECURITY AGREEMENT#: 0504010-

TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE BORROWER AGREES THAT THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Venue for any action hereunder or related hereto shall be in any state or Federal court of competent jurisdiction in Cook County, Illinois, and the Borrower submits to the jurisdiction of such courts.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be signed as of the              day of             , 200    .

WINCUP HOLDINGS, INC.

By:
Name:
Title:

Promissory Note v1	Page 3 of 3

LOAN AND SECURITY AGREEMENT#: 0504010-

MERRILL LYNCH CAPITAL, A DIVISION OF

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

EXHIBIT NO. 2

COLLATERAL SCHEDULE NO.

This COLLATERAL SCHEDULE NO.              is executed pursuant to and made a part of that certain Loan and Security Agreement dated as of June 24th, 2004 (the “Agreement”), between MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as “Lender”, and WINCUP HOLDINGS, INC., as “Borrower”, and describes collateral in which Borrower has granted Lender a security interest in connection with the Obligations (as defined in the Agreement) including without limitation that certain Promissory Note No.              dated                              , 200     in the original principal amount of $                    .

QUANTITY	YEAR	MODEL	DESCRIPTION	SERIAL NUMBER

Including all attachments and accessories.

LOCATION OF EQUIPMENT

________________________

Date: , 200

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.	WINCUP HOLDINGS, INC.
Lender	Borrower

By:	By:
Name:	Name:
Title:	Title:

Exhibit No 2-Collateral Schedule v1	Page 1 of 1

LOAN AND SECURITY AGREEMENT#: 0504010

MERRILL LYNCH CAPITAL, A DIVISION OF

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

EXHIBIT NO. 3

AGREEMENT OF GUARANTY

This AGREEMENT OF GUARANTY (this “Guaranty”) is executed and delivered by RADNOR HOLDINGS CORPORATION (if more than one, collectively, “Guarantor”) in favor of MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., its successors and assigns (“Lender”), in connection with that certain Loan and Security Agreement dated as of June 24, 2004, by and between Lender and WINCUP HOLDINGS, INC. (“Borrower”), pursuant to which Borrower has borrowed or is to borrow certain funds from Lender, which indebtedness is or is to be evidenced by one or more promissory notes in substantially the form attached thereto as an exhibit (the agreement and all promissory notes heretofore or hereafter executed pursuant thereto being herein collectively referred to as the “Agreement”).

In order to induce Lender to enter into the Agreement (execution and delivery hereof being a condition precedent to Lender’s obligations under the Agreement), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby (if more than one, jointly and severally) UNCONDITIONALLY GUARANTEES:

(a) the prompt payment of all principal of and interest on the promissory note(s) issued pursuant to the Agreement when due, whether by acceleration or otherwise;

(b) the prompt performance by Borrower of all of its covenants and agreements in the Agreement; and

(c) the prompt payment at maturity by Borrower of any and all sums of money for which Borrower now is or may hereafter become indebted to Lender pursuant to the Agreement (collectively, the “Obligations”).

1. This Guaranty is a continuing one and shall terminate only upon full payment of all sums due under the Agreement and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Borrower, including such payment and performance under all promissory notes executed pursuant to the Agreement, whether to be performed before or after the last payment has been made under the Agreement. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).

2. Guarantor authorizes Lender, with Borrower’s consent where required, without notice or demand, and without affecting its liability hereunder, from time to time to: (a) change the amount, time or manner of payment of the sums required to be paid pursuant to the Agreement; (b) change any of the terms, covenants, conditions or provisions of the Agreement; (c) amend, modify, change or supplement the Agreement; (d) assign the Agreement or the sums payable under the Agreement; (e) consent to Borrower’s assignment of the Agreement; (f) receive and hold security for the payment of this Guaranty or the performance of the Agreement, and exchange, enforce, waive and release any such security; and (g) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine.

3. Guarantor waives any right to require Lender to: (a) proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; (c) pursue any other remedy in Lender’s power whatsoever; or (d) notify Guarantor of any default by Borrower in the payment of any sums required to be paid pursuant to the Agreement or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Borrower.

Exhibit No 3-Agreement of Guaranty v1

LOAN AND SECURITY AGREEMENT#: 0504010

Guarantor waives any defense arising by reason of any disability or other defense of Borrower, any lack of authority of Borrower with respect to the Agreement, the invalidity, illegality or lack of enforceability of the Agreement from any cause whatsoever, the failure of Lender to perfect or maintain perfection of any interest in any collateral, or the cessation from any cause whatsoever of the liability of Borrower; provided, however, that Guarantor does not waive any defense arising from the due performance by Borrower of the terms and conditions of the Agreement. This Guaranty and Guarantor’s payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Lender, all as though such payment had not been made. Lender’s good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor. Until the payment and performance in full of all of the Obligations, Guarantor waives and shall have no right of subrogation against Borrower, and waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of dishonor, and notices of acceptance of this Guaranty.

4. Guarantor represents and warrants to Lender that:

(a) Guarantor has the form of business organization, and is and will remain duly organized and validly existing in good standing under the laws of the jurisdiction, specified below the signature of Guarantor.

(b) The execution, delivery and performance hereof: (1) have been duly authorized by all necessary action consistent with Borrower’s form of organization; (2) do not require any approval or consent of any stockholder, member, partner, trustee or holder of any obligations of Guarantor except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Guarantor, or the organizational documents of Guarantor, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Guarantor under, any indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it or its property is bound.

(c) The financial statements of Guarantor (copies of which have been furnished to Lender) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Guarantor’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

(d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, (if more than one, jointly and severally) enforceable against Guarantor in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein.

(e) There are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Guarantor, or (2) a material impairment of the ability of Guarantor to perform its obligations under or to remain in compliance with this Guaranty. Further, Guarantor is not in default for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have the same such effect.

(f) Guarantor acknowledges and agrees that it will enjoy a substantial economic benefit by virtue of the extension of credit by Lender to Borrower pursuant to the Agreement.

5. Guarantor covenants and agrees that it will provide to Lender: (a) within ninety (90) days after the end of each fiscal year of Guarantor, the balance sheet and related statement of income and statement of changes in financial position of Guarantor, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Guarantor and reasonably acceptable to Lender; (b) within forty-five (45) days after the end of each quarter (other than the fourth quarter) of Guarantor’s fiscal year, the balance sheet

Exhibit No 3-Agreement of Guaranty v1	Page 2 of 6

LOAN AND SECURITY AGREEMENT#: 0504010

and related statement of income and statement of changes in financial position of Guarantor for such quarter, prepared in accordance with GAAP; and (c) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Guarantor to the Securities and Exchange Commission, if any.

6. A default shall be deemed to have occurred hereunder (“Default”) if: (a) Guarantor shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the actual knowledge of Guarantor or written notice thereof to Guarantor by Lender; (b) a payment or other default by Guarantor under any loan, lease, guaranty or other financial obligation to Lender or its affiliates which default entitles the other party to such obligation to exercise remedies; (c) a payment or other default by Guarantor under its senior credit facility if any debt under such facility is accelerated; (d) a material inaccuracy in any representation or breach of warranty by Guarantor (including any material false or misleading representation or warranty) in any financial statement or Loan Document, including any omission of any substantial contingent or unliquidated liability or claim against Guarantor; (e) the failure by Guarantor generally to pay its debts as they become due or its admission in writing of its inability to pay the same, or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Guaranty or any other Loan Document in any such proceeding; (f) Guarantor shall (1) enter into any transaction of merger or consolidation where Guarantor or an affiliate is not the surviving entity (such actions being referred to as an “Event”), unless the surviving entity is organized and existing under the Laws of the United States or any state, and prior to such Event: (A) such Person executes and delivers to Lender (x) an agreement satisfactory to Lender, in its reasonable discretion, containing such Person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Guarantor’s obligations having previously arisen, or then or thereafter arising, under this Guaranty, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lender; and (B) Lender is satisfied as to the creditworthiness of such Person (and Lender shall be deemed to be so satisfied so long as its financial condition of such Person is at least equal to the financial condition of the Guarantor on the date hereof), and as to such Person’s conformance to the other standard criteria then used by Lender when approving transactions similar to the transactions contemplated in this Guaranty; (2) cease to do business as a going concern, liquidate, or dissolve; or (3) sell, transfer, or otherwise dispose of all or substantially all of its assets or property; (j) if Guarantor is privately held and more than fifty-one percent (51%) of Guarantor’s voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not retained by the present holders or their affiliates (unless as a result of an initial public offering or unless Guarantor shall have provided thirty (30) days’ prior written notice to Lender of the proposed disposition and Lender shall have consented thereto in writing, which consent shall not be not unreasonably withheld); or (h) if Guarantor is a publicly held corporation and effective control of Guarantor’s voting capital stock issued and outstanding from time to time changes with the result that a majority of the members of the Board of Directors of the Guarantor are changed) unless Lender is satisfied as to the creditworthiness of Guarantor and as to Guarantor’s conformance to the other standard criteria then used by Lender for such purpose immediately thereafter.

Upon a Default hereunder, Lender may, at its option, declare this Guaranty to be in default by written notice to Guarantor (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Guarantor:

A. declare the Agreement to be in default and thereafter sue for and recover all liquidated damages, accelerated payments and/or other sums otherwise recoverable from Borrower thereunder; and/or

B. sue for and recover all damages then or thereafter incurred by Lender as a result of such Default; and/or

C. seek specific performance of Guarantor’s obligations hereunder.

In addition, Guarantor shall be liable for all reasonable attorneys’ fees and other costs and expenses incurred by reason of any Default or the exercise of Lender’s remedies hereunder and/or under the Agreement. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

Exhibit No 3-Agreement of Guaranty v1	Page 3 of 6

LOAN AND SECURITY AGREEMENT#: 0504010

The failure of Lender to exercise the rights granted hereunder upon any Default by Guarantor shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default.

The obligations of Guarantor hereunder are independent of the obligations of Borrower. A separate action or actions may be brought and prosecuted against Guarantor (or, if more than one, [any/either] thereof) whether an action is brought against Borrower or whether Borrower be joined in any such action or actions.

7. GUARANTOR AGREES THAT THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF LENDER AND GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE). Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty may be commenced in any state or Federal court in Cook County, Illinois; and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinafter set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of Illinois.

8. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ACTION OR PROCEEDING TO WHICH GUARANTOR AND LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS GUARANTY OR THE AGREEMENT. GUARANTOR AUTHORIZES LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9. The obligations of Guarantor under this Guaranty may not be assigned or delegated without the prior written consent of Lender. This Guaranty shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the personal representatives, heirs, successors and permitted assigns of Guarantor.

10. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed as follows:

If to Guarantor:	Radnor Holdings Corporation
Three Radnor Corporate Center
Suite 300
Radnor, Pennsylvania 19087
Facsimile: 610-995-2697
Attention: Rad Hastings
Ann Kelly

If to Lender:	Merrill Lynch Capital, a Division of
Merrill Lynch Business Financial Services Inc.
222 North LaSalle Street
16th Floor
Chicago, Illinois 60601
Facsimile: 312-750-6150
Attention: Steve Coley
Frank Stancato

or to such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

Exhibit No 3-Agreement of Guaranty v1	Page 4 of 6

LOAN AND SECURITY AGREEMENT#: 0504010

11. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit No 3-Agreement of Guaranty v1	Page 5 of 6

LOAN AND SECURITY AGREEMENT#: 0504010

IN WITNESS WHEREOF, Guarantor has executed this Agreement of Guaranty as of the 24 day of June, 2004.

ATTEST:		RADNOR HOLDINGS CORPORATION

/s/ Ann P. Kelly		By:	/s/ Paul D. Ridder
Name:	Ann P. Kelly	Name:	Paul D. Ridder
		Title:	Vice President, Corporate Controller

Exhibit No 3-Agreement of Guaranty v1	Page 6 of 6